UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

GAMING AND LEISURE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

845 Berkshire Blvd., Suite 200, Wyomissing, PA		19610
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-401-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the April 28, 2016 (the “Closing Date”) consummation of the transactions contemplated by that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of July 20, 2015, by and among Gaming and Leisure Properties, Inc., a Pennsylvania corporation (“GLPI”), Gold Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of GLPI (“Gold Merger Sub”), and Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle”).

Pursuant to the Merger Agreement and the other related agreements, the parties agreed to undertake a series of transactions resulting in Gold Merger Sub holding substantially all of Pinnacle’s real property assets (excluding Pinnacle’s interests in Retama Park, Belterra Park Gaming & Entertainment Center and certain undeveloped land parcels) and PNK Entertainment, Inc. (“OpCo”) holding substantially all of Pinnacle’s gaming operations and other assets as a separate public company. These transactions included, among others, a pro rata distribution by Pinnacle to its common stockholders of shares of OpCo representing a 100% interest in OpCo (the “Distribution”) completed on April 28, 2016. After the Distribution on April 28, 2016, (i) Pinnacle merged with and into Gold Merger Sub (the “Merger” and together with the Distribution, the “Transactions”), with Gold Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of GLPI and (ii) OpCo amended its certificate of incorporation to change its name to Pinnacle Entertainment, Inc.

The events described below took place in connection with the consummation of the Transactions.

Item 1.01	Entry Into a Material Agreement

The information provided in the Introductory Note, Item 2.01 and Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Master Lease

Immediately prior to the closing of the Merger, Pinnacle MLS, LLC, a wholly owned subsidiary of OpCo, (the “Tenant”), entered into a triple-net master lease (the “Master Lease”) with Pinnacle as the landlord. Upon closing of the Merger, Gold Merger Sub succeeded Pinnacle as the landlord under the Merger Agreement by operation of law.

Tenant has leased from Gold Merger Sub real property assets associated with fourteen of the gaming facilities used in OpCo’s operations (the “Facilities”). The obligations of the Tenant under the Master Lease has been guaranteed by OpCo and all subsidiaries of Tenant that will operate the Facilities leased under the Master Lease, or that own a gaming license, other license or other material asset necessary to operate any portion of the Facilities. A default by the Tenant with regard to any Facility will cause a default with regard to the entire portfolio.

Term and Renewals. The Master Lease provides for the lease of land, buildings, structures and other improvements on the land (including barges and riverboats), easements and similar appurtenances to the land and improvements relating to the operation of the leased properties. The Master Lease will provide for an initial term of ten years with no purchase option. At the Tenant’s option, the Master Lease may be extended for up to five five-year renewal terms beyond the initial ten-year term, on the same terms and conditions. If the Tenant elects to renew the term of the Master Lease, the renewal will be effective as to all, but not less than all, of the leased property then subject to the Master Lease. The Tenant will not have the ability to terminate its obligations under the Master Lease prior to its expiration without Gold Merger Sub’s consent. If the Master Lease is terminated prior to its expiration other than with Gold Merger Sub’s consent, the Tenant may be liable for damages and incur charges such as continued payment of rent through the end of the lease term and maintenance costs for the property.

Rental Amounts and Escalators. The Master Lease is commonly known as a triple-net lease. Accordingly, in addition to rent, the Tenant will be required to pay the following: (i) all Facility maintenance, (ii) all insurance required in connection with the leased properties and the business conducted on the leased properties, (iii) taxes levied on or with respect to the leased properties (other than taxes on the income of Gold Merger Sub) and (iv) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. Under the Master Lease, the initial annual aggregate rent payable by the Tenant will be $377 million. The Tenant will make the rent payment in monthly installments. The rent will be comprised of “Base Rent” and “Percentage Rent” components which are described below.

Base Rent

The base rent amount will be the sum of:

•	Building Base Rent: a fixed component equal to $288,717,040 during the first year of the Master Lease, and thereafter escalated annually by 2%, subject to a cap that would cause the preceding year’s adjusted revenue to rent ratio (as defined in the Master Lease) for the properties in the aggregate not to fall below 1.8:1; plus

•	Land Base Rent: an additional fixed component equal to $44,141,480.

Percentage Rent

A variable percentage rent component that will be calculated as follows and will equal $44,141,480, during the first year of the Master Lease:

•	Fixed amount for the first two years. An adjustment will be recorded every two years to establish a new fixed amount for the next two-year period based on the average actual net revenues of the Tenant from the facilities during the two-year period then ended (and calculated by multiplying 4% by the excess (if any) of (i) the average net revenues for the trailing two-year period over (ii) $1,103,537,000).

Use of the Leased Property. The Master Lease requires that the Tenant use the leased property solely for gaming and/or pari-mutuel use consistent, with respect to each Facility, with its current use, or with prevailing gaming industry use at any time, together with all ancillary uses consistent with gaming use and operations, (including hotels, restaurants, bars, etc.) and such other uses as Gold Merger Sub may otherwise approve in its sole discretion. The Tenant will be responsible for maintaining or causing to be maintained all licenses, certificates and permits necessary for the leased properties to comply with various gaming and other regulations.

Events of Default. Under the Master Lease, an “Event of Default” will be deemed to occur upon certain events, including: (1) the failure by the Tenant to pay rent or other amounts when due or within certain grace or cure periods of the due date, (2) the failure by the Tenant to comply with the covenants set forth in the Master Lease when due or within any applicable cure period, (3) certain events of bankruptcy or insolvency with respect to the Tenant or a guarantor, (4) the occurrence of an event that causes, or permits the holders thereof to cause, any material indebtedness of the Tenant and its subsidiaries or any guarantor of the Master Lease (including the Tenant), (5) the occurrence of a default under any guaranty of the Master Lease that is not cured within a certain grace period, (6) the Tenant breaches a representation or warranty in the Master Lease in a material manner which materially and adversely affects Gold Merger Sub, (7) the occurrence of a default in respect of a loan secured by a leased property, which default is the responsibility of the Tenant or (8) the occurrence of certain events of regulatory non-compliance which would reasonably be expected to have a material adverse effect on the operations at the leased property or the financial condition of the Tenant.

Remedies for an Event of Default. Upon an Event of Default under the Master Lease, Gold Merger Sub may, at its option, exercise the following remedies:

•	terminate the Master Lease, repossess any leased property, relet any leased property to a third party and require that the Tenant pay to Gold Merger Sub, as liquidated damages, the net present value of the rent for the balance of the term, discounted at the discount rate of the Federal Reserve Bank of New York at the time of award plus one-percent and reducing such amount by the portion of the unpaid rent that the Tenant proves could be reasonably avoided, plus any other amount necessary to compensate Gold Merger Sub for the Tenant’s failure to perform (or likely to result therefrom) in the ordinary course;

•	with or without terminating the Master Lease, decline to terminate Tenant’s right to possession of the leased property and require that Tenant pay to Gold Merger Sub rent and other sums payable pursuant to the Master Lease with interest calculated at the overdue rate provided for in the Master Lease with Gold Merger sub permitted to enforce any other provision of the Master Lease or terminate the Tenant’s right to possession of the leased property and seek any liquidated damages as set forth in clause (i) above; and/or

•	seek any and all other rights and remedies available under law or in equity.

The foregoing description of the Master Lease does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Master Lease, which is filed as Exhibit 2.3 to this Current Report on Form 8-K and incorporated herein by reference.

Separation and Distribution Agreement

On April 28, 2016, OpCo, Gold Merger Sub (as successor to Pinnacle) and GLPI (solely for purposes of guaranteeing Gold Merger Sub’s performance thereunder) entered into a Separation and Distribution Agreement (the “Separation Agreement”), which, among other matters, identifies the assets transferred, liabilities assumed and contracts assigned to or retained by Gold Merger Sub as part of the separation of Pinnacle’s real property from its operations (which were retained and transferred to OpCo). The Separation Agreement provides for mutual indemnities principally designed to place financial responsibility for the obligations and liabilities of OpCo’s business with OpCo and financial responsibility for the obligations and liabilities of Pinnacle’s real property assets with GLPI and its subsidiaries.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Separation Agreement, which is filed as Exhibit 2.4 to this Current Report on Form 8-K and incorporated herein by reference.

Employee Matters Agreement

On April 28, 2016, OpCo and Gold Merger Sub (as successor to Pinnacle) entered into an employee matters agreement (the “Employee Matters Agreement”) that allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs between the parties. Under the Employee Matters Agreement, Pinnacle employees have been transferred to OpCo. Except with regard to certain of Pinnacle’s outstanding long-term incentive awards entitled to receive shares of GLPI as consideration in the Merger, OpCo will assume responsibility for, and will pay and be liable for, all wages, salaries, welfare, incentive compensation and employment-related liabilities, and will assume all compensation and employment-related plans and agreements, with respect to each of the employees and directors.

The foregoing description of the Employee Matters Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Employee Matters Agreement, which is filed as Exhibit 2.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note and Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

On April 28, 2016, Pinnacle completed the separation of its real property assets and gaming operating assets and effected the Distribution as contemplated by the Merger Agreement and Separation Agreement. Following the Distribution, GLPI, Gold Merger Sub and Pinnacle completed the previously announced Merger contemplated by the Merger Agreement. Pursuant to the terms of the Merger Agreement, Pinnacle merged with and into Gold Merger Sub, with Gold Merger Sub continuing as the surviving entity and a wholly owned subsidiary of GLPI. Following the Merger, GLPI contributed all of the equity interests of Gold Merger Sub to GLP Capital, L.P., a Pennsylvania limited partnership and a wholly owned subsidiary of GLPI (“GLP Capital”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each share of Pinnacle’s common stock, par value $0.10 per share (the “Pinnacle Common Stock”), other than shares of Pinnacle Common Stock (i) owned or held in treasury by Pinnacle or (ii) owned by GLPI or its subsidiaries, was cancelled and automatically converted into the right to receive 0.85 of a share of GLPI’s common stock, par value $0.01 per share, with cash paid in lieu of fractional shares.

The description of the Merger Agreement and transactions contemplated thereby in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement as amended, which is attached as Exhibit 2.1 to GLPI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2015 and Exhibit 2.2 to GLPI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2016, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

GLPI has closed its previously announced debt financings, consisting of (i) $1,375.0 million aggregate principal amount of two series of new senior notes issued by GLPI’s wholly owned subsidiaries GLP Capital and GLP Financing II, Inc. (“Capital Corp.” and, together with GLP Capital, the “Issuers”): $400.0 million of 4.375% Senior Notes due 2021 (the “2021 Notes”) and $975.0 million of 5.375% Senior Notes due 2026 (the “2026 Notes” and together with the 2021 Notes, the “Notes”) and (ii) an $825.0 million incremental term loan facility with maturity of five years borrowed pursuant to Amendment No. 1 dated July 31, 2015 (as amended by the First Amendment to Amendment No. 1 dated March 25, 2016) to the Credit Agreement (as amended, the “Credit Agreement”) dated as of October 28, 2013 among GLP Capital, the several banks and other financial institutions or entities party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Incremental Term Loan”) . These financings were undertaken in contemplation of the Transactions.

GLPI used the proceeds of the offering of the Notes, together with borrowings under the Credit Agreement, including the Incremental Term Loan, the proceeds from GLPI’s issuance and sale of 28,750,000 shares of its common stock on April 6, 2016 and cash from OpCo paid pursuant to the Separation Agreement: (1) to finance the repayment, redemption and/or discharge of the following debt obligations of Pinnacle including any interest and premium thereon: (a) $850.0 million aggregate principal amount of 6.375% Senior Notes maturing on August 1, 2021, (b) $1.04 billion aggregate principal amount of 7.50% Senior Notes maturing on April 15, 2021, (c) $325.0 million aggregate principal amount of 7.75% Senior Subordinated Notes maturing on April 1, 2022, (d) $350.0 million aggregate principal amount of 8.75% Senior Subordinated Notes maturing on May 15, 2020 and (e) $984 million of borrowings under Pinnacle’s credit facility; and (2) to pay transaction-related fees and expenses.

Indenture for the Notes

The Issuers issued the Notes on April 28, 2016 pursuant to an Indenture, dated as of October 30, 2013 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated March 28, 2016, and, with respect to the 2021 Notes, the Second Supplemental Indenture, dated April 28, 2016, and, with respect to the 2026 Notes, the Third Supplemental Indenture, dated April 28, 2016 (collectively, the “Indenture”), among the Issuers, GLPI, as parent guarantor, and Wells Fargo Bank, National Association (the “Trustee”). The 2021 Notes mature on April 15, 2021 and bear interest at a rate of 4.375% per year. The 2026 Notes mature on April 15, 2026 and bear interest at a rate of 5.375% per year. Interest on the Notes is payable on April 15 and October 15 of each year, beginning on October 15, 2016.

The Issuers may redeem the Notes of any series at any time, and from time to time, at a redemption price of 100% of the principal amount of the Notes redeemed, plus a “make-whole” redemption premium described in the Indenture, together with accrued and unpaid interest to, but not including, the redemption date, except that if Notes of a series are redeemed 90 or fewer days prior to their maturity, the redemption price will be 100% of the principal amount of the Notes redeemed, together with accrued and unpaid interest to, but not including, the redemption date. If GLPI experiences a change of control accompanied by a decline in the credit rating of the Notes of a particular series, the Issuers will be required to give holders of the Notes of such series the opportunity to sell the Issuers their Notes of such series at a price equal to 101% of the principal amount of the Notes of such series, together with accrued and unpaid interest to, but not including, the repurchase date. The Notes also are subject to mandatory redemption requirements imposed by gaming laws and regulations.

The Notes are guaranteed on a senior unsecured basis by GLPI. The Notes are the Issuers’ senior unsecured obligations and rank pari passu in right of payment with all of the Issuers’ senior indebtedness, and senior in right of payment to all of the Issuers’ subordinated indebtedness, without giving effect to collateral arrangements. The Notes are effectively subordinated to the Issuers’ future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness. The Notes will not be guaranteed by any of GLP Capital’s subsidiaries, except in the event that GLP Capital in the future issues certain subsidiary-guaranteed debt securities, and, therefore, unless and until such time, the Notes are structurally subordinated to all liabilities of any of GLP Capital’s subsidiaries (excluding Capital Corp.).

The Indenture contains covenants limiting the Issuers’ ability to: incur additional debt and use their assets to secure debt; merge or consolidate with another company; and make certain amendments to the master lease, dated November 1, 2013, under which GLP Capital leases to Penn Tenant, LLC most of the assets that were acquired from Penn National Gaming, Inc. in 2013 (the “PNGI Master Lease”). The Indenture also requires the Issuers to maintain a specified ratio of unencumbered assets to unsecured debt. These covenants are subject to a number of important and significant limitations, qualifications and exceptions.

Events of default under the Indenture include, among others, the following with respect to a series of Notes: default for 30 days in the payment when due of interest on the Notes of such series; default in payment when due of the principal of, or premium, if any, on the Notes of such series; failure to comply with certain covenants in the Indenture with respect to such series for 60 days after the receipt of notice from the trustee or holders of 25% in aggregate principal amount of the Notes of such series; acceleration or payment default of debt of the Issuers in excess of a specified amount; certain events of bankruptcy or insolvency; and the PNGI Master Lease or the guaranty related thereto terminating in certain circumstances. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers, a subsidiary that is a “significant subsidiary” of an Issuer or any group of subsidiaries that, taken as a whole, would constitute a “significant subsidiary” of an Issuer, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the trustee or holders of 25% in aggregate principal amount of the Notes may declare all the Notes (or the Notes of such series, as applicable) to be due and payable immediately.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture (including the form of 2021 Note attached thereto) and the Third Supplemental Indenture (including the form of 2026 Note attached thereto), which are filed herewith as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure.

On April 28, 2016, GLPI and OpCo issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be incorporated by reference into any filings under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of July 20, 2015, by and among Pinnacle Entertainment, Inc., Gaming and Leisure Properties, Inc. and Gold Merger Sub, LLC (incorporated by reference to Exhibit 2.1 to GLPI’s Current Report on Form 8-K Filed on July 22, 2015).

2.2	Amendment No. 1, dated as of March 25, 2016, to the Agreement and Plan of Merger, dated as of July 20, 2015, by and among Gaming and Leisure Properties, Inc., Gold Merger Sub, LLC and Pinnacle Entertainment, Inc. (incorporated by reference to Exhibit 2.1 to GLPI’s Current Report on Form 8-K Filed on March 28, 2016)

2.3†	Master Lease, dated as of April 28, 2016, by and among Pinnacle Entertainment, Inc. and Pinnacle MLS, LLC

2.4†	Separation and Distribution Agreement, dated as of April 28, 2016, by and between PNK Entertainment, Inc., Pinnacle Entertainment Inc. and Gaming and Leisure Properties, Inc.

2.5	Employee Matters Agreement, dated as of April 28, 2016, by and between PNK Entertainment, Inc. and Pinnacle Entertainment, Inc.

4.1	Indenture, dated as of October 30, 2013, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to GLPI’s Current Report on Form 8-K Filed on November 1, 2013)

4.2	First Supplemental Indenture, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to GLPI’s Registration Statement on Form S-3 Filed on March 28, 2016)

4.3	Second Supplemental Indenture, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee, relating to the Issuers’ 4.375% Senior Notes due 2021

4.4	Third Supplemental Indenture, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee, relating to the Issuers’ 5.375% Senior Notes due 2026

4.5	Form of 2021 Note (included in Exhibit 4.3 above)

4.6	Form of 2026 Note (included in Exhibit 4.4 above)

99.1	Press Release dated April 28, 2016

†	Exhibits have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. GLPI agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon its request; provided, however, that GLPI may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 28, 2016	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ William J. Clifford
	Name:	William J. Clifford
	Title:	Chief Financial Officer